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                       SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549

                                --------------

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

                               February 7, 2000
               Date of Report (Date of earliest event reported)

                                ---------------


                               ORTEL CORPORATION

            (Exact name of registrant as specified in its charter)

          Delaware                      0-22598                 95-349360
(State or other Jurisdiction    (Commission File Number)      (IRS Employer
      of Incorporation)                                   Identification Number)


     2015 West Chestnut Street                                  91803-1542
        Alhambra, California                                    (Zip Code)
(Address of principal executive offices)

                                (626) 281-3636
             (Registrant's telephone number, including area code)

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

On February 7, 2000, Ortel Corporation, a Delaware corporation ("Ortel"), entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among Ortel, Lucent Technologies Inc., a Delaware corporation ("Lucent"), and Solara Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Lucent ("Merger Sub"). Pursuant to the Merger Agreement, and subject to the conditions set forth therein (including approval of the transaction by the stockholders of Ortel), Merger Sub will be merged with and into Ortel (the "Merger"). At the effective time of the Merger, the separate existence of Merger Sub will cease and Ortel will continue as the surviving corporation and as a wholly-owned subsidiary of Lucent. In connection with the Merger, holders of outstanding shares of Ortel common stock will receive, in exchange for each share of Ortel common stock held by them, 3.135 (the "Exchange Ratio") shares of Lucent common stock. In addition, Lucent will assume all options outstanding under Ortel's existing stock option plans, and each option will be or will later become exercisable for shares of Lucent common stock rather than shares of Ortel common stock, in an amount adjusted to reflect the Exchange Ratio, and at an exercise price adjusted to reflect the Exchange Ratio. The Merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and is intended to be treated as a purchase for financial accounting purposes, in accordance with generally accepted accounting principles.

In connection with the Merger Agreement, Ortel and Lucent entered into a Stock Option Agreement dated as of February 7, 2000, pursuant to which Lucent has the right, under certain circumstances, to purchase up to 19.9% of the issued and outstanding shares of Ortel common stock at a price of $177.125 per share. In addition, a significant stockholder of Ortel who beneficially owns approximately 18.6% of the issued and outstanding shares of Ortel common stock has entered into a Voting Agreement with Lucent dated as of February 7, 2000, pursuant to which the stockholder has agreed to vote the shares of Ortel common stock beneficially owned by it in favor of approval and adoption of the Merger, the Merger Agreement, the transactions contemplated by the Merger Agreement and any matter that relates to the Merger.

The Merger Agreement and the Stock Option Agreement are attached as Exhibits 2.1 and 10.1 hereto, respectively. On the same date, Ortel issued a press release regarding the Merger Agreement which is attached as Exhibit 99.1 hereto.

Item 7(c).  Exhibits.

        See Exhibit Index.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Ortel Corporation


Date:  February 8, 2000            By:    /s/ Roger Hay
                                          --------------------------------
                                   Name:  Roger Hay
                                   Title: Chief Financial Officer
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EXHIBIT INDEX

   2.1 Agreement and Plan of Merger dated as of February 7, 2000, by and among Lucent Technologies Inc., a Delaware corporation, Solara Acquisition Inc., a Delaware corporation, and Ortel Corporation, a Delaware corporation.

   10.1 Stock Option Agreement dated as of February 7, 2000, by and between Ortel Corporation, a Delaware corporation, and Lucent Technologies Inc., a Delaware corporation.

   99.1  Press release dated February 7, 2000.